Exhibit 23.1

Yichien Yeh, CPA
6539 108th STREET– FOREST HILLS, NY 11375 – TEL (646) 243-0425 – FAX (646) 328-4709

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated September 5, 2010 relative to the financial statements of Wanshan Resources Corp., as of July 31, 2010 and for the period June 14, 2010 (date of inception) through July 31, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Yichien Yeh, CPA

Yichien Yeh, CPA
Forest Hills
October 21, 2010